EXHIBIT (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender Common Shares

of

CAMDEN NATIONAL CORPORATION

Pursuant to its Offer to Purchase dated March 24, 2006

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON FRIDAY, APRIL 21, 2006, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 4 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for common shares, no par value, of Camden National Corporation and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 4 of the Offer to Purchase.

The Depositary for the Tender Offer is:

By Registered, Certified Mail or First Class Mail Computershare Trust Company of New York Wall Street Station P. O. Box 1010 New York, NY 10268-1010	By Hand or Courier Delivery Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005	By Facsimile Transmission For Eligible Institutions Only: (212) 701-7636 For Confirmation Call: (212) 701-7600

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does not constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Camden National Corporation (“Camden”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 24, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “tender offer”), receipt of which is hereby acknowledged, the number (indicated below) of common shares, no par value (the “Shares”), of Camden, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Camden purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Camden pursuant to the tender offer (the “purchase price”). THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $36.50 PER SHARE.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH THE STOCKHOLDER TENDERS SHARES. You cannot tender the same shares at more than one price unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 5 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT

WHICH SHARES ARE BEING TENDERED

☐	$36.50	☐	$37.75	☐	$39.00	☐	$40.25

☐	$36.75	☐	$38.00	☐	$39.25

☐	$37.00	☐	$38.25	☐	$39.50

☐	$37.25	☐	$38.50	☐	$39.75

☐	$37.50	☐	$38.75	☐	$40.00

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares (not including any shares held in Camden’s 401(k) Plan) and is tendering all of those shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares (check ONE box):

☐	at the purchase price, which will be determined by Camden in accordance with the terms of the tender offer (persons checking this box should check the box above under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); or

☐	at the price per share indicated above under the heading “Shares Tendered at Price Determined by Stockholder.”

CONDITIONAL TENDER

(See Instruction 11 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon Camden purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by Camden pursuant to the terms of the Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that must be purchased, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, Camden may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

If shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No.                                                                                                                                  at The Depository Trust Company

SIGN HERE

Signature(s)

Dated:                     , 2006

Name(s) of Shareholders:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of shares complies with Rule 14e-4 and (c) to deliver to the Depositary the shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase) in the case book-entry transfer is utilized, and any other required documents, all within three (3) American Stock Exchange trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated:                     , 2006

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES

MUST BE SENT WITH THE LETTER OF TRANSMITTAL.